Exhibit 99.1

ROYAL CARIBBEAN GROUP ANNOUNCES CLOSING OF SENIOR UNSECURED NOTES OFFERING

MIAMI – January 7, 2022 – Royal Caribbean Group (NYSE: RCL) (the “Company”) today announced that it has closed its private offering of $1,000,000,000 aggregate principal amount of 5.375% senior unsecured notes due 2027 (the “Notes”). The Notes will mature on July 15, 2027 unless earlier redeemed or repurchased.

The Notes will be issued under an Indenture, dated as of January 7, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar.

The Company expects to use the net proceeds from the offering of the Notes to repay principal payments on debt maturing in 2022 (including to pay fees and expenses in connection with such repayments). Pending such uses, the Company may temporarily apply the proceeds to repay borrowings under its revolving credit facilities or other borrowings.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any security. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to certain non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding revenues, costs and financial results for 2021 and beyond. Words such as "anticipate," "believe," "could," "driving," "estimate," "expect," "goal," "intend," "may," "plan," "project," "seek," "should," "will," "would," "considering," and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the impact of COVID-19 and other contagious illnesses on economic conditions, industries and societies generally, the travel industry and the financial position and operating results of our Company; required or voluntary travel restrictions, including potential suspensions of cruises; guest cancellations; the pace and effectiveness of our return to service; our ability to satisfy the Framework for the Conditional Sailing Order issued by the U.S. Centers for Disease Control and Prevention (“the CDC”); the impact on our business of current or any future CDC guidance; the impact of state regulation and litigation regarding proof of passenger vaccination; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending and operating costs; supply chain disruptions; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the cost and effectiveness of our safety protocols relating to COVID-19; impairments of our goodwill, long-lived assets, equity investments and notes receivable; difficulties sourcing crew, provisions and supplies; the occurrence of COVID-19 and other contagious diseases on our ships and concerns about the risk of illness when traveling to, on or from our ships; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in U.S. foreign travel policy; uncertainties relating to conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; the impact of our current and future indebtedness; the impact of foreign currency exchange rates, inflation and interest rate and fuel price fluctuations; labor shortages; the impact of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock; our expectation that we will not declare or pay dividends on our common stock for the foreseeable future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs related to cyber security attacks, data breaches, protecting our systems and maintaining data security and integrity, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

In addition, many of these risks and uncertainties are heightened and will continue to be heightened, or in the future may be heightened, by the COVID-19 pandemic. It is not possible to predict or identify all such risks.

Forward-looking statements should not be relied upon as a prediction of actual results. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Group

The Royal Caribbean Group (NYSE: RCL) is one of the leading cruise companies in the world with a global fleet of 61 ships traveling to more than 800 destinations worldwide. The Royal Caribbean Group consists of three global cruise brands, Royal Caribbean International, Celebrity Cruises, and Silversea Cruises, as well as TUI Cruises and Hapag-Lloyd Cruises, of which it is a 50% owner in a joint venture. Together, the brands have an additional 12 ships on order as of December 31, 2021.

Investor Relations contact: Michael McCarthy

Email: mmccarthy@rccl.com

Media contact: Jonathon Fishman

Email: corporatecommunications@rccl.com

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